                                                               Exhibit (1)(A)(5)

                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT  06104-2999
                           (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                  P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA  55459

WILL PAY THE DEATH PROCEEDS TO THE BENEFICIARY UPON RECEIPT AT OUR NATIONAL SERVICE CENTER IN MINNEAPOLIS, MINNESOTA OF DUE PROOF OF THE INSURED'S DEATH WHILE THIS POLICY WAS IN FORCE.

Signed for the Company


      /s/ Bruce D. Gardner                        /s/ Lowndes A. Smith
-----------------------------------    ----------------------------------------
   Bruce D. Gardner, SECRETARY                 Lowndes A. Smith, PRESIDENT


READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us.


                             RIGHT TO EXAMINE POLICY

We want You to be satisfied with the policy You have purchased. We urge You to examine it closely. If, for any reason, You are not satisfied, You may deliver or mail the policy to Us or to the agent from whom it was purchased within ten
(10) days after You receive it. In such event, the policy will be rescinded and We will pay an amount equal to the greater of the premiums paid for the policy or the sum of (i) the Account Value on the date the returned policy is received by Us or the agent from whom it was purchased and, (ii) any deductions under the policy or by the Funds for taxes, charges or fees.


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
                         DEATH PROCEEDS PAYABLE AT DEATH
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.


                        MODIFIED SINGLE PREMIUM VARIABLE
                              LIFE INSURANCE POLICY

                                TABLE OF CONTENTS

                                                                    Page
Policy Specifications                                                  3

Definitions                                                            5

Death Benefit                                                          6

Premiums                                                               7

Valuation Provisions                                                   8

Account Value, Cash Value and Cash Surrender Value                     9

Monthly Deduction Amount                                               9

Annual Maintenance Fee                                                11

Transfers                                                             11

Termination and Maturity Date                                         11

Reinstatement                                                         12

Full Surrender                                                        13

Partial Surrenders, Annual Withdrawal Amount, and
  Surrender Charges                                                   13

Policy Loans                                                          14

Payments by Us                                                        15

Taxation                                                              15

The Contract                                                          15

Ownership and Beneficiary                                             17

Exchange Option                                                       18

Income Settlement Options                                             18

                            POLICY SPECIFICATIONS

DATE OF ISSUE:     July 25, 1994            PRIMARY INSURED:            JOHN DOE

POLICY DATE:       May 15, 1994             ISSUE AGE/SEX:              35 MALE

MATURITY DATE:     May 15, 2059             INSURANCE CLASS:            STANDARD

POLICY NUMBER:     SPVL12345                INITIAL FACE AMOUNT:        $61,729

OWNER:             JOHN DOE                 INITIAL PREMIUM:            $10,000

BENEFICIARY:       MARY DOE                 INITIAL GUIDELINE
                                              PREMIUM PERCENTAGE:       100%



                          LIST OF SUBACCOUNTS AND FUNDS

EACH SUBACCOUNT OF THE ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE ACCOUNT FIVE INVESTS IN A SPECIFIC FUND OF DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES.

         LISTED BELOW ARE THE SUBACCOUNTS AND THE FUNDS THEY INVEST IN

          SUBACCOUNT                                          FUND
MONEY MARKET                                        MONEY MARKET PORTFOLIO
NORTH AMERICAN GOVERNMENT                           NORTH AMERICAN GOVERNMENT
  SECURITIES PORTFOLIO                                SECURITIES PORTFOLIO
DIVERSIFIED INCOME                                  DIVERSIFIED INCOME PORTFOLIO
BALANCED                                            BALANCED PORTFOLIO
UTILITIES                                           UTILITIES PORTFOLIO
DIVIDEND GROWTH                                     DIVIDEND GROWTH PORTFOLIO
VALUE-ADDED MARKET                                  VALUE-ADDED MARKET PORTFOLIO
CORE EQUITY                                         CORE EQUITY PORTFOLIO
AMERICAN VALUE                                      AMERICAN VALUE PORTFOLIO
GLOBAL EQUITY                                       GLOBAL EQUITY PORTFOLIO
DEVELOPING GROWTH                                   DEVELOPING GROWTH
EMERGING MARKETS                                    EMERGING MARKETS PORTFOLIO


INITIAL ALLOCATION OF NET PREMIUMS: MONEY MARKET SUBACCOUNT  100%

                            POLICY SPECIFICATIONS

                TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
            AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

            MINIMUM      MAXIMUM                MINIMUM       MAXIMUM             MINIMUM     MAXIMUM
             DEATH       COST OF                 DEATH        COST OF              DEATH      COST OF
ATT         BENEFIT     INSURANCE    ATT        BENEFIT      INSURANCE    ATT     BENEFIT    INSURANCE
AGE         PERCENT       RATE       AGE        PERCENT        RATE       AGE     PERCENT       RATE
 35         250.00       0.1808       57         142.00       1.0866       79      106.00       7.8967
 36         250.00       0.1933       58         138.00       1.1817       80      105.00       8.5783
 37         250.00       0.2075       59         134.00       1.2850       81      105.00       9.3408
 38         250.00       0.2233       60         130.00       1.4000       82      105.00      10.2008
 39         250.00       0.2417       61         128.00       1.5300       83      105.00      11.1533
 40         250.00       0.2625       62         126.00       1.6767       84      105.00      12.1767
 41         243.00       0.2850       63         124.00       1.8408       85      105.00      13.2483
 42         236.00       0.3092       64         122.00       2.0225       86      105.00      14.3508
 43         229.00       0.3368       65         120.00       2.2183       87      105.00      15.4775
 44         222.00       0.3642       66         119.00       2.4275       88      105.00      16.6275
 45         215.00       0.3942       67         118.00       2.6492       89      105.00      17.8075
 46         209.00       0.4267       68         117.00       2.8875       90      105.00      19.0358
 47         203.00       0.4608       69         116.00       3.1508       91      104.00      20.3425
 48         197.00       0.4975       70         115.00       3.4475       92      103.00      21.7585
 49         191.00       0.5333       71         113.00       3.7858       93      103.00      23.5108
 50         185.00       0.5833       72         111.00       4.1733       94      103.00      25.8308
 51         178.00       0.6383       73         109.00       4.6117       95      102.00      29.3217
 52         171.00       0.6942       74         109.00       5.0917       96      102.00      35.0825
 53         164.00       0.7603       75         108.00       5.6042       97      101.00      45.0833
 54         157.00       0.8342       76         107.00       6.1417       98      101.00      62.0958
 55         150.00       0.9133       77         107.00       6.6975       99      101.00      83.3333
 56         146.00       0.9975       78         106.00       7.2767


THE MINIMUM BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE.

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONER STANDARD ORDINARY UNISMOKER TABLE, AGE LAST BIRTHDAY.

POLICY LOAN INTEREST RATE:                        6.00%

                            POLICY SPECIFICATIONS

                               FEES AND CHARGES

ANNUAL MAINTENANCE FEE:                             $30 (1)

FEDERAL TAX ANNUAL RATE (YEARS 1-10):             .0015 (2)

PREMIUM TAX ANNUAL RATE (YEARS 1-10):             .0025 (2)

ADMINISTRATION ANNUAL RATE:                       .0040 (2)

MORTALITY AND EXPENSE RISK CHARGE ANNUAL RATE:    .0090 (2)

(1) THE ANNUAL CONTRACT MAINTENANCE CHARGE IS A SINGLE $30 CHARGE ON A CONTRACT. IT IS DEDUCTED PROPORTIONALLY FROM THE INVESTMENT OPTIONS IN USE AT THE TIME OF THE CHARGE. IT IS APPLIED ONLY IN CASES WHERE THE ACCOUNT VALUE FOR THE ENTIRE CONTRACT IS LESS THAN $50,000.

(2) CHARGES DEDUCTED MONTHLY BASED ON THE ACCOUNT VALUE.


                              SURRENDER CHARGES

           POLICY                            POLICY
            YEAR               RATE           YEAR           RATE
             1                 7.5%             6            4.0%
             2                 7.5%             7            4.0%
             3                 7.5%             8            2.0%
             4                 6.0%             9            2.0%
             5                 6.0%            10+           0.0%

SURRENDER CHARGE RATE APPLIED AS A PERCENTAGE OF PREMIUM PAYMENTS OR AMOUNT SURRENDERED, AS APPLICABLE.


                UNAMORTIZED PREMIUM TAX CHARGE UPON SURRENDER
                          AS A PERCENT OF ACCOUNT VALUE

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1           2.25%             6           1.00%
             2           2.00%             7           0.75%
             3           1.75%             8           0.50%
             4           1.50%             9           0.25%
             5           1.25%            10+          0.00%


                                  PAGE 4A

                            POLICY SPECIFICATIONS


ANNUAL WITHDRAWAL AMOUNT:              THE GREATER OF:

                                       (A) 10% OF PREMIUM PAYMENTS PER CONTRACT
                                       YEAR ON A NON-CUMULATIVE BASIS

                                       AND;

                                       (B) THE EXCESS OF THE ACCOUNT VALUE OVER
                                       PREMIUM PAID.



                                  PAGE 4B

                                   DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this policy.

ACCOUNT: any of the Sub-Accounts.

ACCOUNT VALUE: the value of the Sub-Accounts and the Loan Account.

ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of annuity payments under the variable annuity option.

ATTAINED AGE: the Issue Age plus the number of fully completed Policy Years.

CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender Charges and Premium Tax Charge due upon surrender.

DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured.

DEATH PROCEEDS: the amount which We will pay upon the death of the Insured.

FACE AMOUNT: on the Policy Date, the Face Amount equals the Initial Face Amount. Thereafter it may change in accordance with the terms of the Death Benefit provision, and the Partial Withdrawal provision.

FUNDS: the registered open end management investment companies in which the assets of the Separate Account may be invested.

INDEBTEDNESS: All monies owed to the Company from the Owner. This includes all outstanding loans on this policy, including any interest due or accrued, and due and unpaid monthly deduction amount and annual maintenance fee, arising during a Grace Period.

INITIAL FACE AMOUNT: the amount shown on Page 3.

INSURED: the person whose life is insured under this policy as shown on Page 3.

IN WRITING: in a written form satisfactory to Us.

ISSUE AGE: as of the Policy Date, the Insured's age on his/her last birthday.

LOAN ACCOUNT: an account established for any amounts transferred from the Sub-Accounts as a result of loans. The Account is credited with interest and is not based on the experience of any Separate Account.

MATURITY DATE: the date, shown on Page 3, on which the policy will mature.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date except that whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed the next Valuation Day.

OWNER: the owner of the policy as shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date. Similarly, Policy Years are measured from the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined.

POLICY LOAN RATE: the interest rate charged on policy loans.

PREMIUM TAX CHARGE: the average amount of tax charged by a state, or municipal entity on premium payments or Account Values. We pay the premium tax in a single sum to the appropriate entity and amortize it to the policyholder over the first 10 years. If the policy is surrendered within 10 years of the Policy Date, any unamortized premium tax will be collected on the surrender date.

PRO-RATA BASIS: an allocation method based on the proportion of the Account Value in each Sub-Account.

SEPARATE ACCOUNT: an account entitled Separate Account Five which has been established by the ITT Hartford Life and Annuity Insurance Company to separate the assets funding the variable benefits for the class of contracts to which this policy belongs from the other assets of the ITT Hartford Life and Annuity Insurance Company. Separate Account Five will have the Funds listed on Page 3 as its underlying investments.

SUB-ACCOUNTS: the subdivisions of the Separate Account. These are shown on Page 3.

VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

YOU, YOUR: the Owner of the policy.

WE, US, OUR, the COMPANY:  Hartford Life Insurance Company.


                                  DEATH BENEFIT

GENERAL
On any day the Death Benefit is the greater of: (a) the Face Amount on date of Insured's death; and (b) the Minimum Death Benefit described on the following page.

MINIMUM DEATH BENEFIT
To ensure that the policy continues to qualify as life insurance under the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the appropriate Attained Age percentage of the Account Value. The Minimum Death Benefit is the Account Value on the date of death multiplied by the applicable percent shown in the Table of Minimum Death Benefit Percentages on Page 4.

DEATH PROCEEDS
The Death Proceeds are the amount which We will pay on the death of the Insured. This equals the Death Benefit less any Loans and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period.


                                    PREMIUMS

GENERAL
All premiums are payable either:

(a)  to Us at the address shown on the premium notice; or
(b) to Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

Checks should be made payable to The Company.

INITIAL PREMIUM PAYMENTS
You will have the option of setting your Initial Premium Guideline Percentage at 80%, 90% or 100% of the Guideline Premium Limitation established by Federal tax law. The Initial Premium is due on the Policy Date. No insurance is effective until the Initial Premium is paid. The Initial Premium and the Initial Premium Guideline Percentage You chose are shown on Page 3.

SUBSEQUENT PREMIUM PAYMENTS
Subject to the Guideline Premium Limitation, We will accept additional premiums at any time. The actual amount and frequency of any payments made will affect the Cash Value and the amount and duration of insurance provided by this policy. Any Subsequent Premium Payment that results in an increase in the Death Benefit will be accepted only after We approve evidence of insurability.

PREMIUM ALLOCATION
The Initial Premium will be allocated to the Money Market Sub-Account on the date We receive the premium, or the Policy Date if it occurs after the date We receive the premium.

The Accumulated Value in this Money Market Sub-Account will then be allocated to the Sub-Accounts, in whole percentages according to the premium allocation specified in the application, on the later of:

(a)    the expiration of the Right to Examine period specified on Page 1; and
(b)    the date We receive the final requirement to put the policy in force.

Any additional Premiums received by Us prior to such date will be allocated to the Money Market Sub-Account.

Upon written request, You may change the premium allocation. Subsequent Premiums will be allocated to the Sub-Accounts according to Your most recent instructions.

GRACE PERIOD
This policy will terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. The 61-day period is the Grace Period. If sufficient premium is not paid by the end of the Grace Period, the policy will terminate without value. The Company will mail the Owner and any assignee written notice of the amount of premium that will be required to continue this policy in force at least 61 days before the end of the Grace Period. The premium required will be no greater than the amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If that premium is not paid by the end of the Grace Period, this policy will terminate.

PREMIUM LIMITATION
If premiums are received which would cause the policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We will refund the excess premium payments. We will refund such premium payments and interest thereon within 60 days after the end of a Policy Year.


                              VALUATION PROVISIONS

SUB-ACCOUNT ACCUMULATION UNITS
Amounts allocated to Sub-Accounts are applied to provide Accumulation Units in each Sub-Account. The number of Accumulation Units credited to each Sub-Account is determined by dividing the amount allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described on the following page.

SUB-ACCOUNT ACCUMULATION UNIT VALUE
The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE
If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all procedures which require valuation of the Sub-Accounts until valuation is possible. Any provision of this policy which specifies a Valuation Day will be superseded by the emergency procedure.

                         ACCOUNT VALUE, CASH VALUE, AND
                              CASH SURRENDER VALUE

GENERAL
Your Account Value on the Policy Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month, less the Annual Maintenance Fee if applicable as described on Page 4A.

On each subsequent Monthly Activity Date, Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any; minus,
(c)  the appropriate Monthly Deduction Amount; minus
(d)  the Annual Maintenance Fee, if any.

On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any.

ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:

(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
(b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.

                         ACCOUNT VALUE, CASH VALUE, AND
                        CASH SURRENDER VALUE (CONTINUED)

CASH VALUE AND SURRENDER CHARGES
A Surrender Charge, and a charge for unpaid premium tax charges, if applicable, will be subtracted from the Account Value to determine the Cash Value. The Surrender Charge and the Policy Years during which it will be applied are shown on Page 4A.

CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any. Indebtedness includes all outstanding loans, including any interest due or accrued, Monthly Deduction Amount, and Annual Maintenance Fee, arising during a Grace Period.


                            MONTHLY DEDUCTION AMOUNT

GENERAL
The Monthly Deduction Amount equals:

(a)  the Cost of Insurance Charge; plus
(b)  the Administrative Charge; plus
(c)  the Mortality and Expense Risk Charge; plus
(d)  the Tax Expense Charge.

The Monthly Deduction Amount will be taken on a Pro-Rata Basis from the Sub-Accounts on each Monthly Activity Date.

COST OF INSURANCE CHARGE
The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

(a)  the Maximum Cost of Insurance rate per $1,000 shown on Page 4;
     multiplied by
(b)  the coverage amount; divided by
(c)  $1,000.

On any Monthly Activity Date the coverage amount equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount.

We can use Cost of Insurance Charges that are lower than the Maximum Cost of Insurance Rates shown on Page 4. Charges will be determined based on Our expectation as to future experience. Any change We make will be on a uniform basis for Insureds for the same Issue Age, sex, premium band, and insurance class and whose coverage has been in force for the same length of time. No change in insurance class or cost will occur on account of deterioration of the Insured's health.

ADMINISTRATIVE CHARGE
The Administrative Charge for any Monthly Activity Date is equal to:

(a)  the Administration Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administration Annual Rate is that shown on Page 4A.

MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:

(a)  The Mortality and Expense Risk Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Mortality and Expense Risk Annual Rate is that shown on Page 4A.

TAX EXPENSE CHARGE
The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Policy is equal to:

(a)  the Tax Expense Rate divided by 12; multiplied by
(b) the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Internal Revenue Code section 848 Rate and the State Premium Tax Annual Rate shown on Page 4A. If You surrender this policy in full within 9 years of the Policy Date, any Premium Tax due and unpaid will be deducted from Your Cash Value at surrender.


                             ANNUAL MAINTENANCE FEE

An Annual Maintenance Fee shown on Page 4A will be taken on a Pro-Rata Basis from the Sub-Accounts if applicable on the Policy Date and each subsequent Policy Anniversary.

                                    TRANSFERS

AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as this policy is in effect, You may transfer amounts among the Sub-Accounts. However, We reserve the right to limit the number of transfers to no more frequently than 12 per Policy Year with no two transfers being made on consecutive valuations days. Subject to the following paragraph, any such limitations will apply to all Owners.

The right to reallocate Account Values between the Accounts is subject to modification if the Company determines, in its sole opinion, that the exercise of that right by one or more Owners is, or would be, to the disadvantage of other Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Owner at any one time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

TRANSFERS TO OR FROM SUB-ACCOUNTS
In the event of a transfer from a Sub-Account, the number of Accumulation Units credited to the Sub-Account from which the transfer is made will be reduced. The reduction will be determined by dividing:

1.   the amount transferred; by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer In
     Writing.

In the event of a transfer to a Sub-Account, We will increase the number of Accumulation Units credited to that Sub-Account. The increase will equal:

1.   the amount transferred; divided by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer In
     Writing.

                          TERMINATION AND MATURITY DATE

TERMINATION
The policy will terminate upon the earliest of the following events:

(a)  Maturity Date of the policy; or
(b)  Full surrender of the policy; or
(c)  the end of the Grace Period; or
(d)  the death of the Insured.

MATURITY DATE
No insurance coverage will be effective on or after the Maturity Date. Any Cash Surrender Value as of the Maturity Date will be paid to You.


                                 REINSTATEMENT

Prior to the death of the Insured, and unless this policy has been surrendered for cash, this policy may be reinstated prior to the Maturity Date provided:

(a)  You make Your request within five years;
(b)  satisfactory evidence of insurability is submitted;
(c)  any policy loan is repaid or reinstated; and
(d)  sufficient premium must be paid to:
     (i)     cover all Monthly Deduction Amounts and Annual
             Maintenance Fee that are due and unpaid during the Grace
             Period, and
     (ii) keep the policy in force for three months after the date of reinstatement.

The Face Amount of the reinstated policy cannot exceed the Face Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

(a)  the Account Value at the time of termination; plus
(b) Premiums attributable to premiums paid at the time of reinstatement.

The Surrender Charges will be based on the number of policy years from the original Policy Date.

Upon reinstatement, any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy.

                                 FULL SURRENDER

You may terminate this policy at any time before the Maturity Date by submitting a request to Us In Writing. We will pay You the Cash Surrender Value at the time of surrender, which includes any applicable Premium Taxes not previously deducted, and Our liability under this policy will cease.

The amount You will receive will be the Account Value less:

(a)  any Policy Loans;
(b) any applicable due and unpaid Premium Tax charges as specified on Page 4A;
(c)  any applicable surrender charge as specified on Page 4A.

                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                              AND SURRENDER CHARGES

PARTIAL SURRENDERS
You may request, in writing, a partial surrender of Cash Surrender Values at any time before the Maturity Date provided the Cash Surrender Value remaining after the surrender is at least equal to Our minimum premium amount rules then in effect. If the remaining Cash Surrender Value following such surrender is less than Our minimum premium amount rules, We will terminate the policy and pay the Cash Surrender Value. Unless specified otherwise, the partial surrender amount will be deducted on a Pro-Rata Basis from the Sub-Accounts. The Face Amount of the policy will be reduced proportional to the reduction in Account Value due to the partial surrender. For Federal Tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

ANNUAL WITHDRAWAL AMOUNT
Surrender charges applicable to this policy are described on page 4A. However, on a noncumulative basis, You may make partial surrenders during any Policy Year up to the Annual Withdrawal Amount shown on Page 4A. Surrender charges will not be assessed against such amounts. Surrender of the Account Values in excess of the above and additional surrenders made in any Policy Year will be subject to the surrender charge, as described on Page 4A, if applicable.

                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                        AND SURRENDER CHARGES (CONTINUED)

SURRENDER CHARGES
Subject to the Annual Withdrawal Amount, surrenders of Account Values attributable to premium payments may be subject to a Surrender Charge ("charge"), and the due and unpaid Premium Tax Charge.

For surrender charge purposes, during the first ten policy years, all surrenders will be first from premium payments and then from earnings. If an amount equal to all premium payments has been surrendered, a charge will not be assessed against the surrender of the remaining account value.

After the ninth Policy Year, all surrenders will be free of surrender charges and due and unpaid premium tax charges. Only the Annual Maintenance Fee will be charged.

No surrender charges will be assessed in the event the Policy terminates due to the death of the Insured, or upon the exercise of the Annual Withdrawal Amount.


                                  POLICY LOANS

GENERAL
At any time while this policy is in force, You may borrow against this policy by assigning it to Us as sole security. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

LOAN AMOUNTS
Any new loan taken may not exceed 90% of the Cash Value less 100% of existing loans, if any, on the date We grant a loan. Loan amounts will be subject to Our minimum rules then in effect. Before advancing the loan amount, We may withhold an amount sufficient to pay interest on total loans to the end of the Policy Year and any Monthly Deduction Amounts due on or before the next Policy Anniversary. All loan amounts will be transferred from the Sub-Accounts to the Loan Account. Unless You specify otherwise, the amounts will be transferred on a Pro-Rata Basis.

If total loans equals or exceeds the Cash Value, this policy will terminate 61 days after We have mailed notice to Your last known address and that of any assignee of record. If sufficient loan repayment is not made by the end of this Grace Period, the policy will end without value.

CREDITED INTEREST
Except for Preferred Loans described below, the Loan Account will be credited with interest at a rate equal to the Policy Loan Rate applicable to that Indebtedness, minus 2%.

PREFERRED LOAN
If the Cash Value exceeds the total of all premiums paid since issue, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds total premiums paid. The amount of the Loan Account which equals a Preferred Loan will be credited with interest at a rate equal to the Policy Loan Rate. The amount of loans that qualifies as a Preferred Loan is determined on each Monthly Activity Date.

LOAN REPAYMENTS
All or part of a loan may be repaid at any time that:

(a)  the policy is in force;
(b)  the Insured is alive.

However, each payment must be at least $50.

The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Sub-Accounts in the same percentage as premiums are allocated.

LOAN INTEREST
Loan interest will accrue daily by a rate not to exceed the Policy Loan Interest Rate shown on Page 4. The difference between the value of the Loan Account and the Indebtedness will be transferred on a Pro-Rata Basis from the Sub-Accounts to the Loan Account on each Monthly Activity Date.


                                 PAYMENTS BY US

GENERAL
We will pay Death Proceeds, Cash Surrender Values, partial surrenders and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information needed to process the payment unless:

(a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the protection of policy owners.


                                    TAXATION

We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is currently being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the policy in the future.

                                 THE CONTRACT

ENTIRE CONTRACT
The entire contract consists of this policy and the application, a copy of which is attached. The contract is made in consideration of the application and the payment of the Initial Premium. We will not use any statement to cancel this policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud, be deemed representations and not warranties.

MODIFICATION
The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

NON-PARTICIPATION
This policy is non-participating. It does not share in Our surplus earnings, so You will receive no dividends under it.

MISSTATEMENT OF AGE AND/OR SEX
On the date of death of the Insured, the Death Benefit will be reduced or increased by the difference between the Death Benefit at the misstated age and/or sex of the Insured and the Death Benefit that would have been provided by the last Cost of Insurance Charge at the correct age and/or sex of the Insured, if:

(a)  the age of the Insured is misstated; or
(b)  the sex of an Insured is misstated.

SUICIDE
If, within 2 years from the Date of Issue, the Insured dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any partial surrenders.

If, within 2 years from the effective date of any increase the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, while sane or insane, Our liability with respect to the increase in the Face Amount will be limited to the additional premium paid which increased the Face Amount.

INCONTESTABILITY
We cannot contest this policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue.

Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

SEPARATE ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our general account only to the extent that those assets exceed the liabilities of that Separate Account arising under the variable life insurance contracts supported by that Separate Account. The assets of a Fund will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive. The investment policy of the Separate Account will not be changed without the approval of The Insurance Commissioner of the state where this policy is issued for delivery.

REPORTS TO THE OWNER
We will send You a report at least once each Policy Year showing:

(a)  the current Account Value, Cash Value and Face Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
(c)  the amount of any Indebtedness;
(d)  notifications required by the provisions of this policy; and
(e) any other information required by the Insurance Department of the state where this policy was delivered.

We will send you any shareholder reports of the Funds and any other notices, reports or documents required by law.


                            OWNERSHIP AND BENEFICIARY

CHANGE OF OWNER OR BENEFICIARY
The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT
You may assign this policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

VOTING RIGHTS
The Company shall notify the Owner of any Fund shareholders meeting at which the shares held for the Owner's Account may be voted and shall also send proxy materials and a form of instruction by means of which the Owner can instruct the Company with respect to the voting of the shares held for the Owner's Account. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from Owners. The Company will vote the Fund shares held by it in accordance with the instructions received form the Owners having the right to give voting instructions. If an Owner desires to attend any meeting which shares held for the Owner's benefit may be voted, the owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Owner's Account.

In the event that the Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Account.

SUBSTITUTION
The Company reserves the right to substitute the shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission.

OWNER'S RIGHTS
While the Insured is alive and no Beneficiary is irrevocably named, You may:

(a) exercise all the rights and options that this policy provides or that We permit;
(b)  assign this policy; and
(c)  agree with Us to any change to this policy.

NO NAMED BENEFICIARY
If no named Beneficiary survives the Insured, then, unless this policy provides otherwise:

(a)  You will be the Beneficiary; or
(b)  if You are the Insured, Your estate will be the Beneficiary.


                                 EXCHANGE OPTION

If this policy is in effect, You may exchange it any time during the 24 months following its Date of Issue for a permanent life insurance contract offered by Us on the life of the Insured without evidence of insurability.

The new policy will be issued by Us:

1. with an amount at risk which equals or is less than the amount at risk in effect on the Exchange Date;
2.   with premiums based on the same risk classification as this policy.

This exchange is subject to adjustments in payments and Account Values to reflect variances, if any, in the payments and Account Values under this policy and the new policy.


                            INCOME SETTLEMENT OPTIONS

GENERAL
The Cash Surrender Value or the Death Proceeds may be paid in a lump sum or may be applied to one the following payment options. The minimum amount that my be placed under a payment option is $5,000, unless We consent to a lesser amount. Under Options 2, 3 and 4, no surrender or partial withdrawals are permitted after payments commence. Full surrender of partial withdrawals may be made from Options 1 or 6, but they are subject to the surrender charge, if applicable. Only a full surrender is allowed from Option 5. A surrender from Option 5 will also be subject to the surrender charge, if applicable.

We will pay interest of at least 3 1/2% per year on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income Settlement Option is elected. At such time the proceeds are not subject to the investment experience of a Separate Account.

If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.

The following options are available:

OPTION 1: INTEREST INCOME
This option offers payments of interest, at the rates We declare, on the amount applied under this option. The interest rate will never be less than 3 1/2% per year.

OPTION 2: LIFE ANNUITY
A life annuity is an annuity payable during the lifetime of the payee and terminating with the last payment preceding the death of the payee. This option offers the largest payment amount of any of the life annuity options since there is no guarantee of a minimum number of payments nor a provision for a death benefit payable to a Beneficiary.

It would be possible under this option for a payee to receive only one annuity payment if he died prior to the due date of the second annuity payment, two if he or she died before the date of the third annuity payment, etc.

OPTION 3: LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN
This annuity option is an annuity payable monthly during the lifetime of the payee with the provision that payments will be made for a minimum of 120, 180, or 240 months, as elected. If, at the death of the payee, payments have been made for less than the minimum elected number of months, then the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiaries designated unless other provisions have been made and approved by Us.

OPTION 4: JOINT AND LAST SURVIVOR ANNUITY
An annuity payable monthly during the joint lifetime of the payee and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. Based on the options currently offered by Us, the payee may elect that the payment to the survivor be less than the payment made during the joint lifetime of the payee and a designated second person.

It would be possible under this option for a payee and designated second person to receive only one payment in the event of the common or simultaneous death of the parties prior to the due date for the second payment and so on.

OPTION 5: PAYMENTS FOR A DESIGNATED PERIOD
An amount payable monthly for the number of years selected which may be from 5 to 30 years. Under this option, you may, at any time, request a full surrender and receive, within seven days, the Cash Surrender Value.

In the event of the payee's death prior to the end of the designated period, the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiary or beneficiaries designated unless other provisions have been made and approved by Us.

Option 5 is an option that does not involve life contingencies.

OPTION 6: DEATH PROCEEDS REMAINING WITH THE COMPANY
Proceeds from the Death Benefit may be left with Hartford Life. These proceeds will remain in the Sub-Accounts to which they were allocated at the time of death unless the beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time.

ALLOCATION OF ANNUITY
If an annuity option is effected, unless otherwise specified, the Cash Surrender Value or Death Proceeds held in the Sub-Accounts will be applied to provide a variable annuity based on the Pro Rata amount in the various Sub-Accounts.
Fixed annuity options are also available.

VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY
VARIABLE ANNUITY - A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Accounts. After the first monthly payment for a variable annuity has been determined by using the appropriate Variable Payment Annuity Tables below, a number of Sub-Account Annuity Units is determined by dividing that first monthly payment by the appropriate Sub-Account Annuity Unit value on the effective date of the annuity payments. The Annuity Unit value for each Sub-Account will depend on the investment experience of the applicable Funds.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If the Owner elects that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit value. The Sub-Account Annuity Unit value will be determined no earlier than the fifth Valuation Day preceding the date the annuity payment is due.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. Fixed annuity payments are determined by multiplying the amount applied to the annuity by a rate to be determined by Us which is not less than the rate specified in the Fixed Payment Annuity Tables below. The annuity payment will remain level for the duration of the annuity.

DESCRIPTION OF TABLES
The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the options. Under Option 2 and 3, the amount of each payment will depend upon the age and sex of the payee at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The variable payment annuity tables for Options 2, 3 and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 5% per year. The table for Option 5 is based on an interest rate of 5% per year.

The fixed annuity payment tables for Options 2, 3 and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 3% per year. The table for Option 5 is based on an interest rate of 3% per year.

                         VARIABLE PAYMENT ANNUITY TABLES
                         AMOUNT OF FIRST MONTHLY PAYMENT
              FOR EACH $1,000 APPLIED TO VARIABLE PAYMENT ANNUITIES

Second and subsequent annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                   Male Payee                               Female Payee
                   ----------                               ------------
           Monthly Payments Guaranteed               Monthly Payments Guaranteed
        --------------------------------          -------------------------------
Age      None      120      180      240           None      120      180     240
 35     $4.68    $4.67    $4.66    $4.64          $4.52    $4.52    $4.51   $4.50
 40      4.86     4.85     4.82     4.79           4.65     4.65     4.64    4.62
 45      5.10     5.07     5.03     4.97           4.83     4.82     4.80    4.77
 50      5.41     5.35     5.28     5.20           5.06     5.04     5.01    4.97
 51      5.48     5.41     5.34     5.24           5.12     5.09     5.06    5.01
 52      5.55     5.48     5.40     5.30           5.17     5.14     5.11    5.05
 53      5.63     5.55     5.46     5.35           5.23     5.20     5.16    5.10
 54      5.71     5.63     5.53     5.40           5.30     5.26     5.22    5.15
 55      5.80     5.70     5.60     5.45           5.37     5.33     5.28    5.20
 56      5.89     5.79     5.67     5.51           5.44     5.40     5.34    5.26
 57      5.99     5.88     5.74     5.57           5.52     5.47     5.40    5.31
 58      6.10     5.97     5.82     5.62           5.60     5.54     5.47    5.37
 59      6.21     6.07     5.90     5.68           5.69     5.62     5.54    5.43
 60      6.33     6.17     5.98     5.74           5.79     5.71     5.62    5.49
 61      6.46     6.28     6.07     5.80           5.89     5.80     5.70    5.55
 62      6.60     6.40     6.16     5.86           6.00     5.90     5.78    5.61
 63      6.75     6.52     6.25     5.91           6.11     6.00     5.86    5.67
 64      6.91     6.64     6.34     5.97           6.23     6.11     5.95    5.74
 65      7.09     6.78     6.43     6.02           6.37     6.22     6.04    5.80
 66      7.27     6.91     6.52     6.08           6.51     6.34     6.14    5.87
 67      7.47     7.06     6.62     6.12           6.66     6.47     6.24    5.93
 68      7.68     7.21     6.71     6.17           6.82     6.60     6.34    5.99
 69      7.91     7.36     6.81     6.22           7.00     6.74     6.44    6.05
 70      8.15     7.52     6.90     6.26           7.19     6.89     6.54    6.11
 75      9.65     8.35     7.30     6.41           8.41     7.74     7.06    6.34
 80     11.78     9.16     7.59     6.48          10.24     8.70     7.46    6.46
 85     14.73     9.80     7.74     6.51          13.00     9.55     7.69    6.50
 90     18.62    10.21     7.80     6.51          17.00    10.10     7.79    6.51

JOINT AND LAST SURVIVOR

Age of
 Male                               Age of Female Payee
Payee     35      40      45      50      55      60      65      70      75      80     85       90
-----
 35     $4.38   $4.42   $4.47   $4.52   $4.56   $4.59   $4.62   $4.64   $4.65   $4.66   $4.67   $4.68
 40      4.41    4.47    4.54    4.60    4.66    4.71    4.75    4.79    4.81    4.83    4.85    4.85
 45      4.43    4.51    4.60    4.68    4.77    4.85    4.91    4.97    5.01    5.05    5.07    5.08
 50      4.45    4.55    4.65    4.76    4.88    5.00    5.10    5.19    5.26    5.31    5.35    5.37
 55      4.47    4.57    4.70    4.84    4.99    5.15    5.30    5.44    5.56    5.65    5.71    5.75
 60      4.49    4.60    4.73    4.90    5.09    5.30    5.52    5.73    5.92    6.07    6.17    6.24
 65      4.50    4.61    4.76    4.95    5.17    5.43    5.73    6.04    6.34    6.59    6.79    6.91
 70      4.50    4.63    4.78    4.98    5.23    5.54    5.92    6.34    6.79    7.21    7.55    7.80
 75      4.51    4.64    4.80    5.01    5.28    5.63    6.07    6.60    7.22    7.87    8.46    8.91
 80      4.51    4.64    4.81    5.03    5.31    5.69    6.18    6.81    7.60    8.52    9.45   10.24
 85      4.52    4.65    4.82    5.04    5.34    5.73    6.25    6.96    7.89    9.07   10.40   11.67
 90      4.52    4.65    4.82    5.05    5.35    5.75    6.30    7.05    8.09    9.49   11.21   13.03

PAYMENT FOR A DESIGNATED PERIOD


 No.     Monthly     No.     Monthly     No.     Monthly     No.     Monthly     No.     Monthly     No.      Monthly
 of      Payment     of      Payment     of      Payment     of      Payment     of      Payment     of       Payment
Years    Amounts    Years    Amounts    Years    Amounts    Years    Amounts    Years    Amounts    Years     Amounts
 5     $18.74        10      $10.51       15      $7.82       20      $6.51       25      $5.76       30        $5.28
 6      15.99        11        9.77       16       7.49       21       6.33       26       5.65
 7      14.02        12        9.16       17       7.20       22       6.17       27       5.54
 8      12.56        13        8.64       18       6.94       23       6.02       28       5.45
 9      11.42        14        8.20       19       6.71       24       5.88       29       5.36

The monthly payment for any combination of ages not shown will be quoted upon request.

                          FIXED PAYMENT ANNUITY TABLES
                           AMOUNT OF MONTHLY PAYMENTS
                           FOR EACH $1,000 APPLIED TO
                             FIXED PAYMENT ANNUITIES

Payments are fixed and are guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES


                   Male Payee                               Female Payee
                   ----------                               ------------
           Monthly Payments Guaranteed               Monthly Payments Guaranteed
        --------------------------------          -------------------------------
         None      120      180      240           None      120      180     240
 35     $3.41    $3.40    $3.39    $3.38          $3.23    $3.23    $3.22   $3.22
 40      3.61     3.60     3.58     3.56           3.39     3.38     3.38    3.37
 45      3.87     3.85     3.82     3.77           3.59     3.58     3.57    3.55
 50      4.19     4.15     4.10     4.03           3.84     3.83     3.81    3.77
 51      4.27     4.22     4.17     4.08           3.90     3.89     3.86    3.82
 52      4.34     4.29     4.23     4.14           3.97     3.95     3.92    3.88
 53      4.43     4.37     4.30     4.20           4.03     4.01     3.98    3.93
 54      4.51     4.45     4.37     4.26           4.10     4.08     4.04    3.99
 55      4.60     4.54     4.45     4.32           4.18     4.15     4.11    4.04
 56      4.70     4.62     4.53     4.39           4.25     4.22     4.18    4.11
 57      4.80     4.72     4.61     4.45           4.34     4.30     4.25    4.17
 58      4.91     4.82     4.69     4.51           4.42     4.38     4.32    4.23
 59      5.03     4.92     4.78     4.58           4.52     4.47     4.40    4.30
 60      5.15     5.03     4.87     4.64           4.61     4.56     4.48    4.37
 61      5.28     5.14     4.96     4.71           4.72     4.66     4.57    4.44
 62      5.42     5.26     5.06     4.78           4.83     4.76     4.66    4.51
 63      5.57     5.39     5.16     4.84           4.95     4.86     4.75    4.58
 64      5.74     5.52     5.26     4.90           5.07     4.98     4.85    4.65
 65      5.91     5.66     5.36     4.96           5.21     5.10     4.95    4.72
 66      6.10     5.81     5.46     5.02           5.35     5.22     5.05    4.79
 67      6.29     5.96     5.56     5.08           5.51     5.36     5.16    4.85
 68      6.50     6.11     5.66     5.13           5.67     5.50     5.26    4.93
 69      6.73     6.28     5.76     5.18           5.85     5.65     5.37    5.00
 70      6.97     6.44     5.86     5.23           6.04     5.80     5.49    5.06
 75      8.45     7.32     6.31     5.40           7.26     6.69     6.04    5.32
 80     10.55     8.17     6.62     5.48           9.07     7.69     6.48    5.45

JOINT AND LAST SURVIVOR ANNUITY

Age of
 Male                               Age of Female Payee
Payee     35      40      45      50      55      60      65      70      75     80
-----
  35    $3.07   $3.14   $3.20   $3.25   $3.30   $3.33   $3.35   $3.37   $3.39  $3.40
  40     3.11    3.20    3.28    3.36    3.42    3.48    3.52    3.55    3.57   3.59
  45     3.15    3.25    3.36    3.46    3.56    3.64    3.71    3.76    3.80   3.83
  50     3.17    3.29    3.42    3.56    3.69    3.82    3.92    4.01    4.08   4.12
  55     3.19    3.32    3.47    3.54    3.81    3.99    4.16    4.29    4.40   4.48
  60     3.20    3.34    3.51    3.70    3.92    4.15    4.39    4.61    4.79   4.93
  65     3.21    3.36    3.54    3.75    4.00    4.29    4.61    4.94    5.24   5.48
  70     3.22    3.37    3.56    3.78    4.06    4.40    4.80    5.25    5.70   6.12
  75     3.22    3.38    3.57    3.81    4.11    4.48    4.95    5.51    6.15   6.80
  80     3.23    3.38    3.58    3.82    4.14    4.54    5.05    5.71    6.52   7.45

PAYMENTS FOR A DESIGNATED PERIOD


 No.     Monthly     No.     Monthly     No.     Monthly     No.     Monthly     No.     Monthly     No.      Monthly
 of      Payment     of      Payment     of      Payment     of      Payment     of      Payment     of       Payment
Years    Amounts    Years    Amounts    Years    Amounts    Years    Amounts    Years    Amounts    Years     Amounts
  5      $17.91      10       $9.61       15      $6.87       20      $5.51       25      $4.71       30        $4.18
  6       15.14      11        8.86       16       6.53       21       5.32       26       4.59
  7       13.16      12        8.24       17       6.23       22       5.15       27       4.47
  8       11.68      13        7.71       18       5.96       23       4.99       28       4.37
  9       10.53      14        7.26       19       5.73       24       4.84       29       4.27

The monthly payment for any combination of ages not shown will be quoted upon request.

              ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT  06104-2999
                           (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA 55459


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
                         DEATH PROCEEDS PAYABLE AT DEATH
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.


                        MODIFIED SINGLE PREMIUM VARIABLE
                              LIFE INSURANCE POLICY

               ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
                           (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA 55459

Will pay the Death Proceeds to the Beneficiary upon receipt at Our National Service Center in Minneapolis, Minnesota of due proof of the Last Surviving Insured's death while this policy was in force. You must notify Us In Writing and give Us due proof of the first death of the Insureds as soon as possible after the first death.

Signed for the Company


     /s/  Bruce D. Gardner                        /s/  Bruce D. Gardner
-----------------------------------    ----------------------------------------
   Bruce D. Gardner, SECRETARY                  Lowndes A. Smith, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us.

                             RIGHT TO EXAMINE POLICY

We want You to be satisfied with the policy You have purchased. We urge You to examine it closely. If, for any reason, You are not satisfied, You may deliver or mail the policy to Us or to the agent from whom it was purchased within ten
(10) days after You receive it. In such event, the policy will be rescinded and We will pay an amount equal to the greater of the premiums paid for the policy or the sum of (i) the Account Value on the date the returned policy is received by Us or the agent from whom it was purchased and, (ii) any deductions under the policy or by the Funds for taxes, charges or fees.


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
            DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.



                      LAST SURVIVOR MODIFIED SINGLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY

                                TABLE OF CONTENTS

                                                                  Page
Policy Specifications                                                3

Definitions                                                          5

Death Benefit                                                        6

Premiums                                                             7

Valuation Provisions                                                 8

Account Value, Cash Value and Cash Surrender Value                   9

Monthly Deduction Amount                                            10

Annual Maintenance Fee                                              11

Transfers                                                           11

Termination and Maturity Date                                       12

Reinstatement                                                       12

Full Surrender                                                      13

Partial Surrenders, Annual Withdrawal Amount, and
  Surrender Charges                                                 13

Policy Loans                                                        14

Payments by Us                                                      15

Taxation                                                            15

The Contract                                                        15

Ownership and Beneficiary                                           17

Exchange Option                                                     18

Income Settlement Options                                           18

                            POLICY SPECIFICATIONS

DATE OF ISSUE:         July 25, 1994             PRIMARY INSURED:            JOHN DOE

POLICY DATE:           May 15, 1994              ISSUE AGE/SEX:              35 MALE

MATURITY DATE:         May 15, 2059              INSURANCE CLASS:            STANDARD

POLICY NUMBER:         LSPVL12345                SECONDARY INSURED:          MARY DOE

OWNER:                 JOHN DOE                  ISSUE AGE/SEX:              35 FEMALE

BENEFICIARY:           SALLY DOE                 INSURANCE CLASS:            STANDARD

INITIAL FACE AMOUNT:   $61,729                   INITIAL GUIDELINE
                                                   PREMIUM PERCENTAGE:       100%

INITIAL PREMIUM:       $10,000


                           LIST OF SUBACCOUNTS AND FUNDS

EACH SUBACCOUNT OF THE ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY SEPARATE ACCOUNT FIVE INVESTS IN A SPECIFIC FUND OF DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES.

         LISTED BELOW ARE THE SUBACCOUNTS AND THE FUNDS THEY INVEST IN

          SUBACCOUNT                                          FUND
MONEY MARKET                                        MONEY MARKET PORTFOLIO
NORTH AMERICAN GOVERNMENT                           NORTH AMERICAN GOVERNMENT
  SECURITIES                                          SECURITIES PORTFOLIO
DIVERSIFIED INCOME                                  DIVERSIFIED INCOME PORTFOLIO
BALANCED                                            BALANCED PORTFOLIO
UTILITIES                                           UTILITIES PORTFOLIO
DIVIDEND GROWTH                                     DIVIDEND GROWTH PORTFOLIO
VALUE-ADDED MARKET                                  VALUE-ADDED MARKET PORTFOLIO
CORE EQUITY                                         CORE EQUITY PORTFOLIO
AMERICAN VALUE                                      AMERICAN VALUE PORTFOLIO
GLOBAL EQUITY                                       GLOBAL EQUITY PORTFOLIO
DEVELOPING GROWTH                                   DEVELOPING GROWTH PORTFOLIO
EMERGING MARKETS                                    EMERGING MARKETS PORTFOLIO


INITIAL ALLOCATION OF NET PREMIUMS: MONEY MARKET SUBACCOUNT  100%

                            POLICY SPECIFICATIONS

                TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
            AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

            MINIMUM      MAXIMUM                MINIMUM       MAXIMUM             MINIMUM     MAXIMUM
             DEATH       COST OF                 DEATH        COST OF              DEATH      COST OF
ATT         BENEFIT     INSURANCE    ATT        BENEFIT      INSURANCE    ATT     BENEFIT    INSURANCE
AGE         PERCENT       RATE       AGE        PERCENT        RATE       AGE     PERCENT       RATE
 35         250.00        0.0003      57        142.00         0.1659     79       106.00      4.5342
 36         250.00        0.0010      58        138.00         0.1922     80       105.00      5.1781
 37         250.00        0.0019      59        134.00         0.2224     81       105.00      5.9163
 38         250.00        0.0029      60        130.00         0.2578     82       105.00      6.7660
 39         250.00        0.0042      61        128.00         0.3000     83       105.00      7.7277
 40         250.00        0.0058      62        126.00         0.3514     84       105.00      8.7886
 41         243.00        0.0078      63        124.00         0.4131     85       105.00      9.9347
 42         236.00        0.0101      64        122.00         0.4860     86       105.00     11.1529
 43         229.00        0.0129      65        120.00         0.5697     87       105.00     12.4353
 44         222.00        0.0162      66        119.00         0.6645     88       105.00     13.7779
 45         215.00        0.0200      67        118.00         0.7696     89       105.00     15.1855
 46         209.00        0.0244      68        117.00         0.8872     90       105.00     16.6715
 47         203.00        0.0296      69        116.00         1.0224     91       104.00     18.2642
 48         197.00        0.0356      70        115.00         1.1813     92       103.00     20.0180
 49         191.00        0.0427      71        113.00         1.3721     93       103.00     22.0644
 50         185.00        0.0510      72        111.00         1.6039     94       103.00     24.6940
 51         178.00        0.0609      73        109.00         1.8821     95       102.00     28.4812
 52         171.00        0.0726      74        109.00         2.2084     96       102.00     34.5224
 53         164.00        0.0865      75        108.00         2.5814     97       101.00     44.7787
 54         157.00        0.1027      76        107.00         2.9993     98       101.00     61.9967
 55         150.00        0.1214      77        107.00         3.4599     99       101.00     83.333
 56         146.00        0.1424      78        106.00         3.9672

THE MINIMUM BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE.

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE
COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONER
STANDARD ORDINARY UNISMOKE TABLE, AGE LAST BIRTHDAY.

POLICY LOAN INTEREST RATE:                        6.00%

                            POLICY SPECIFICATIONS

                               FEES AND CHARGES

ANNUAL MAINTENANCE FEE:                               $30 (1)

FEDERAL TAX ANNUAL RATE (YEARS 1-10):               .0015 (2)

PREMIUM TAX ANNUAL RATE (YEARS 1-10):               .0025 (2)

ADMINISTRATION ANNUAL RATE:                         .0040 (2)

MORTALITY AND EXPENSE RISK ANNUAL RATE:             .0090 (2)

(1) THE ANNUAL CONTRACT MAINTENANCE CHARGE IS A SINGLE $30 CHARGE ON A CONTRACT. IT IS DEDUCTED PROPORTIONALLY FROM THE INVESTMENT OPTIONS IN USE AT THE TIME OF THE CHARGE. IT IS APPLIED ONLY IN CASES WHERE THE ACCOUNT VALUE FOR THE ENTIRE CONTRACT IS LESS THAN $50,000.

(2) CHARGES DEDUCTED MONTHLY BASED ON THE ACCOUNT VALUE.


                              SURRENDER CHARGES

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1            7.5%             6            4.0%
             2            7.5%             7            4.0%
             3            7.5%             8            2.0%
             4            6.0%             9            2.0%
             5            6.0%            10+           0.0%

SURRENDER CHARGE RATE APPLIED AS A PERCENTAGE OF PREMIUM
PAYMENTS OR AMOUNT SURRENDERED, AS APPLICABLE.


                UNAMORTIZED PREMIUM TAX CHARGE UPON SURRENDER
                          AS A PERCENT OF ACCOUNT VALUE

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1           2.25%             6           1.00%
             2           2.00%             7           0.75%
             3           1.75%             8           0.50%
             4           1.50%             9           0.25%
             5           1.25%            10+          0.00%


                                  PAGE 4A

                            POLICY SPECIFICATIONS

ANNUAL WITHDRAWAL AMOUNT:              THE GREATER OF:

                                       (A) 10% OF PREMIUM PAYMENTS PER CONTRACT
                                       YEAR ON A NON-CUMULATIVE BASIS

                                       AND;

                                       (B) THE EXCESS OF THE ACCOUNT VALUE OVER
                                       PREMIUM PAID.



                                  PAGE 4B

                                   DEFINITIONS


The definitions in this section apply to the following words and phrases whenever and wherever they appear in this policy.

ACCOUNT:  any of the Sub-Accounts.

ACCOUNT VALUE:  the value of the Sub-Accounts and the Loan Account.

ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

ATTAINED AGE:  the Issue Age plus the number of fully completed Policy Years.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of annuity payments under the variable annuity option.

CASH SURRENDER VALUE:  the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender Charges and Premium Tax Charge due upon surrender.

DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured.

DEATH PROCEEDS: the amount which We will pay upon the death of the Last Surviving Insured.

FACE AMOUNT: on the Policy Date, the Face Amount equals the Initial Face Amount. Thereafter it may change in accordance with the terms of the Death Benefit provision, and the Partial Withdrawal provision.

FUNDS: the registered open end management investment companies in which the assets of the Separate Account may be invested.

INDEBTEDNESS: All monies owed to the Company from the Owner. This includes all outstanding loans on this policy, including any interest due or accrued, and due and unpaid monthly deduction amount and annual maintenance fee, arising during a grace period.

INITIAL FACE AMOUNT:  the amount shown on Page 3.

INSURED: the persons whose lives are insured under this policy as shown on Page 3.

IN WRITING:  in a written form satisfactory to Us.

ISSUE AGE:  as of the Policy Date, the Insureds' age on their last birthday.

LAST SURVIVING INSURED: the Insured who survives after the death of one of the Insureds shown on Page 3. If both Insureds die simultaneously, the Last Surviving Insured will be the younger Insured.

LOAN ACCOUNT: an account established for any amounts transferred from the Sub-Accounts as a result of loans. The account is credited with interest and is not based on the experience of any Separate Account.

MATURITY DATE:  the date, shown on Page 3, on which the policy will mature.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date except that whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed the next Valuation Day.

OWNER:  the owner of the policy as shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date. Similarly, Policy Years are measured from the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined.

POLICY LOAN RATE:  the interest rate charged on policy loans.

PREMIUM TAX CHARGE: the amount of tax charged by a state, or municipal entity on premium payments or Account Values. We pay the premium tax in a single sum to the appropriate entity and amortize it to the policyholder over the first 10 years. If the policy is surrendered within 10 years of the Policy Date, any unamortized premium tax will be collected on the surrender date.

PRO-RATA BASIS: an allocation method based on the proportion of the Account Value in each Sub-Account.

SEPARATE ACCOUNT: an account entitled Separate Account Five which has been established by the ITT Hartford Life and Annuity Insurance Company to separate the assets funding the variable benefits for the class of contracts to which this policy belongs from the other assets of the ITT Hartford Life and Annuity Insurance Company. Separate Account Five will have the Funds listed on Page 3 as its underlying investments.

SUB-ACCOUNTS: the subdivisions of the Separate Account. These are shown on Page 3.

VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

YOU, YOUR:  the Owner of the policy.

WE, US, OUR, the COMPANY:  ITT Hartford Life and Annuity Insurance Company.


                                  DEATH BENEFIT

GENERAL
On any day the Death Benefit is the greater of: (a) the Face Amount on date of the Last Surviving Insured's death; and (b) the Minimum Death Benefit described on the following page.

MINIMUM DEATH BENEFIT
To ensure that the policy continues to qualify as life insurance under the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the appropriate Attained Age percentage of the Account Value. The Minimum Death Benefit is the Account Value on the date of death multiplied by the applicable percent shown in the table of Minimum Death Benefit Percentages on Page 4.

DEATH PROCEEDS
The Death Proceeds are the amount which We will pay on the death of the Last Surviving Insured. This equals the Death Benefit less any Loans and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period.

If the Last Surviving Insured dies after We receive a written request from You to surrender the policy, the Death Proceeds will not be paid. We will pay You the Cash Surrender Value instead.

NOTIFICATION OF FIRST DEATH OF THE INSUREDS
You must notify Us In Writing and give Us due proof of the first death of the Insureds as soon as possible after the death.


                                    PREMIUMS

GENERAL
All premiums are payable either:

(a)  to Us at the address shown on the premium notice; or
(b) to Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

Checks should be made payable to The Company.

INITIAL PREMIUM PAYMENTS
You will have the option of setting your Initial Premium Guideline Percentage at 80%, 90% or 100% of the Guideline Premium Limitation established by Federal tax law. The Initial Premium is due on the Policy Date. No insurance is effective until the Initial Premium is paid. The Initial Premium and the Initial Premium Guideline Percentage You chose are shown on Page 3.

SUBSEQUENT PREMIUM PAYMENTS
Subject to the Guideline Premium Limitation, We will accept additional premiums at any time. The actual amount and frequency of any payments made will affect the Cash Value and the amount and duration of insurance provided by this policy. Any Subsequent Premium Payment that results in an increase in the Death Benefit will be accepted only after We approve evidence of insurability.

PREMIUM ALLOCATION
The Initial Premium will be allocated to the Money Market Sub-Account on the date We receive the premium, or the Policy Date if it occurs after the date We receive the premium.

The Accumulated Value in this Money Market Sub-Account will then be allocated to the Sub-Accounts, in whole percentages according to the premium allocation specified in the application, on the later of:

(a)  the expiration of the Right to Examine period specified on Page 1; and
(b)  the date We receive the final requirement to put the policy in force.

Any additional Premiums received by Us prior to such date will be allocated to the Money Market Sub-Account.

Upon written request, You may change the premium allocation. Subsequent Premiums will be allocated to the Sub-Accounts according to Your most recent instructions.

GRACE PERIOD
This policy will terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. The 61-day period is the Grace Period. If sufficient premium is not paid by the end of the Grace Period, the policy will terminate without value. The Company will mail the Owner and any assignee written notice of the amount of premium that will be required to continue this policy in force at last 61 days before the end of the Grace Period. The premium required will be no greater than the amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If that premium is not paid by the end of the Grace Period, this policy will terminate.

PREMIUM LIMITATION
If premiums are received which would cause the policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We will refund the excess premium payments. We will refund such premium payments and interest thereon within 60 days after the end of a Policy Year.


                              VALUATION PROVISIONS

SUB-ACCOUNT ACCUMULATION UNITS
Amounts allocated to Sub-Accounts are applied to provide Accumulation Units in each Sub-Account. The number of Accumulation Units credited to each Sub-Account is determined by dividing the amount allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described on the following page.

SUB-ACCOUNT ACCUMULATION UNIT VALUE
The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE
If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all procedures which require valuation of the Sub-Accounts until valuation is possible. Any provision of this policy which specifies a Valuation Day will be superseded by the emergency procedure.


                         ACCOUNT VALUE, CASH VALUE, AND
                              CASH SURRENDER VALUE

GENERAL
Your Account Value on the Policy Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month, less the Annual Maintenance Fee if applicable as described on Page 4A.

On each subsequent Monthly Activity Date, Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any; minus,
(c)  the appropriate Monthly Deduction Amount; minus
(d)  the Annual Maintenance Fee, if any.

On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any.

ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:

(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
(b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.

                         ACCOUNT VALUE, CASH VALUE, AND
                        CASH SURRENDER VALUE (CONTINUED)

CASH VALUE AND SURRENDER CHARGES
A Surrender Charge, if applicable, will be subtracted from the Account Value to determine the Cash Value. The Surrender Charge and the Policy Years during which it will be applied are shown on Page 4A.

CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any. Indebtedness includes all outstanding loans, including any interest due or accrued, monthly deduction amount, and annual maintenance fee, arising during a grace period.


                            MONTHLY DEDUCTION AMOUNT

GENERAL
The Monthly Deduction Amount equals:

(a)  the Cost of Insurance Charge; plus
(b)  the Administrative Charge; plus
(c)  the Mortality and Expense Risk Charge; plus
(d)  the Tax Expense Charge.

The Monthly Deduction Amount will be taken on a Pro-Rata Basis from the Sub-Accounts on each Monthly Activity Date.

COST OF INSURANCE CHARGE
The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

(a)  the Maximum Cost of Insurance rate per $1,000 shown on Page 4;
     multiplied by
(b)  the coverage amount; divided by
(c)  $1,000.

On any Monthly Activity Date the coverage amount equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount.

We can use Cost of Insurance Charges that are lower than the Maximum Cost of Insurance Rates shown on Page 4. Charges will be determined based on Our expectation as to future experience. Any change We make will be on a uniform basis for Insureds for the same Issue Age, sex, premium band, and insurance class and whose coverage has been in force for the same length of time. No change in insurance class or cost will occur on account of deterioration of the Insured's health.

ADMINISTRATIVE CHARGE
The Administrative Charge for any Monthly Activity Date is equal to:

(a)  the Administration Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administration Annual Rate is that shown on Page 4A.

MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:

(a)  the Mortality and Expense Risk Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Mortality and Expense Risk Annual Rate is that shown on Page 4A.

TAX EXPENSE CHARGE
The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Policy is equal to:

(a)  the Tax Expense Rate divided by 12; multiplied by
(b) the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Internal Revenue Code section 848 Rate and the State Premium Tax Annual Rate shown on Page 4A. If You surrender this policy in full within 9 years of the Policy Date, any Premium Tax due and unpaid will be deducted from Your Cash Value at surrender.


                             ANNUAL MAINTENANCE FEE

An Annual Maintenance Fee shown on Page 4A will be taken on a Pro-Rata Basis from the Sub-Accounts if applicable on the Policy Date and each subsequent Policy Anniversary.

                                    TRANSFERS

AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as this policy is in effect, You may transfer amounts among the Sub-Accounts. However, We reserve the right to limit the number of transfers to no more frequently than 12 per Policy Year with no two transfers being made on consecutive valuations days. Subject to the following paragraph, any such limitations will apply to all Owners.

The right to reallocate Account Values between the Accounts is subject to modification if the Company determines, in its sole opinion, that the exercise of that right by one or more Owners is, or would be, to the disadvantage of other Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Owner at any one time.
Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

TRANSFERS TO OR FROM SUB-ACCOUNTS
In the event of a transfer from a Sub-Account, the number of Accumulation Units credited to the Sub-Account from which the transfer is made will be reduced. The reduction will be determined by dividing:

1.   the amount transferred; by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer In Writing.

In the event of a transfer to a Sub-Account, We will increase the number of Accumulation Units credited to that Sub-Account. The increase will equal:

1.   the amount transferred; divided by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer In Writing.


                          TERMINATION AND MATURITY DATE

TERMINATION
The policy will terminate upon the earliest of the following events:

(a)  Maturity Date of the policy; or
(b)  Full surrender of the policy; or
(c)  the end of the Grace Period; or
(d)  the death of the Last Surviving Insured.

MATURITY DATE
No insurance coverage will be effective on or after the Maturity Date. Any Cash Surrender Value as of the Maturity Date will be paid to You.


                                  REINSTATEMENT

Prior to the death of the Last Surviving Insured, and unless this policy has been surrendered for cash, the policy may be reinstated prior to the Maturity Date provided:

(a) the Insureds alive at the end of the date of lapse are also alive on the date of reinstatement;
(b)  You make Your request within five years;
(c)  satisfactory evidence of insurability is submitted;
(d)  any policy loan is repaid or reinstated; and
(e)  sufficient premium must be paid to:
     (i) cover all Monthly Deduction Amounts and Annual Maintenance Fee that are due and unpaid during the Grace Period, and
     (ii) keep the policy in force for three months after the date of reinstatement.

The Face Amount of the reinstated policy cannot exceed the Face Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

(a)  the Account Value at the time of termination; plus
(b)  Premiums attributable to premiums paid at the time of reinstatement.

The Surrender Charges will be based on the number of policy years from the original Policy Date.

Upon reinstatement, any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy.


                                 FULL SURRENDER

You may terminate this policy at any time before the Maturity Date by submitting a request to Us In Writing. We will pay You the Cash Surrender Value at the time of surrender, which includes any applicable Premium Taxes not previously deducted, and Our liability under this policy will cease.

The amount You will receive will be the Account Value less:

(a)  any Policy Loans;
(b)  any applicable due and unpaid Premium Tax charges as specified on Page 4A;
(c)  any applicable surrender charge as specified on Page 4A.


                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                              AND SURRENDER CHARGES

PARTIAL SURRENDERS
You may request, in writing, a partial surrender of Cash Surrender Values at any time before the Maturity Date provided the Cash Surrender Value remaining after the surrender is at least equal to Our minimum premium amount rules then in effect. If the remaining Cash Surrender Value following such surrender is less than Our minimum premium amount rules, We will terminate the policy and pay the Cash Surrender Value. Unless specified otherwise, the partial surrender will be deducted on a Pro-Rata Basis from the Sub-Accounts. The Face Amount of the policy will be reduced proportional to the reduction in account value due to the partial surrender. For Federal Tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

ANNUAL WITHDRAWAL AMOUNT
Surrender charges applicable to this policy are described on page 4A. However, on a noncumulative basis, You may make partial surrenders during any Policy Year up to the Annual Withdrawal Amount shown on Page 4B. Surrender charges will not be assessed against such amounts. Surrender of the Account Values in excess of the above and additional surrenders made in any Policy Year will be subject to the surrender charge, as described on Page 4A, if applicable.

                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                        AND SURRENDER CHARGES (CONTINUED)

SURRENDER CHARGES
Subject to the Annual Withdrawal Amount, surrenders of Account Values attributable to premium payments may be subject to a Surrender Charge ("charge"), and the due and unpaid premium tax charge.

For surrender charge purposes, during the first ten policy years, all surrenders will be first from premium payments and then from earnings. If an amount equal to all premium payments has been surrendered, a charge will not be assessed against the surrender of the remaining account value.

After the ninth Policy Year, all surrenders will be free of surrender charges and due and unpaid premium tax charges. Only the Annual Maintenance Fee will be charged.

No surrender charges will be assessed in the event the Policy terminates due to the death of the Insured, or upon the exercise of the Annual Withdrawal Amount.


                                  POLICY LOANS

GENERAL
At any time while this policy is in force, You may borrow against this policy by assigning it to Us as sole security. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

LOAN AMOUNTS
Any new loan taken may not exceed 90% of the Cash Value less 100% of existing loans, if any, on the date We grant a loan. Loan amounts will be subject to Our minimum rules then in effect. Before advancing the loan amount, We may withhold an amount sufficient to pay interest on total loans to the end of the Policy Year and any Monthly Deduction Amounts due on or before the next Policy Anniversary. All loan amounts will be transferred from the Sub-Accounts to the Loan Account. Unless You specify otherwise, the amounts will be transferred on a Pro-Rata Basis.

If total loans equals or exceeds the Cash Value, this policy will terminate 61 days after We have mailed notice to Your last known address and that of any assignee of record. If sufficient loan repayment is not made by the end of this Grace Period, the policy will end without value.

CREDITED INTEREST
Except for Preferred Loans described below, the Loan Account will be credited with interest at a rate equal to the Policy Loan Rate applicable to that Indebtedness, minus 2%.

PREFERRED LOAN
If the Cash Value exceeds the total of all premiums paid since issue, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds total premiums paid. The amount of the Loan Account which equals a Preferred Loan will be credited with interest at a rate equal to the Policy Loan Rate. The amount of loans that qualifies as a Preferred Loan is determined on each Monthly Activity Date.

LOAN REPAYMENTS
All or part of a loan may be repaid at any time that:

(a)  the policy is in force;
(b)  the Last Surviving Insured is alive.

However, each payment must be at least $50.

The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Sub-Accounts in the same percentage as premiums are allocated.

LOAN INTEREST
Loan interest will accrue daily by a rate not to exceed the Policy Loan Interest Rate shown on Page 4. The difference between the value of the Loan Account and the Indebtedness will be transferred on a Pro-Rata Basis from the Sub-Accounts to the Loan Account on each Monthly Activity Date.


                                 PAYMENTS BY US


GENERAL
We will pay Death Proceeds, Cash Surrender Values, partial surrenders and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information needed to process the payment unless:

(a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the protection of policy owners.


                                    TAXATION

We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is currently being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the policy in the future.


                                  THE CONTRACT

ENTIRE CONTRACT
The entire contract consists of this policy and the application, a copy of which is attached. The contract is made in consideration of the application and the payment of the Initial Premium. We will not use any statement to cancel this policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud, be deemed representations and not warranties.

MODIFICATION
The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

NON-PARTICIPATION
This policy is non-participating. It does not share in Our surplus earnings, so You will receive no dividends under it.

MISSTATEMENT OF AGE
On the date of death of the Last Surviving Insured, the Death Benefit will be reduced or increased by the difference between the Death Benefit at the misstated ages and/or sexes of the Insureds and the Death Benefit that would have been provided by the last cost of insurance charge at the correct ages and/or sexes of the Insureds, if:

(a)  the age of an Insured is misstated; or
(b)  the sex of an Insured is misstated.

SUICIDE
If, within 2 years from the Date of Issue, either of the Insureds die by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any partial surrenders.

If, within 2 years from the effective date of any increase the Face Amount for which evidence of insurability was obtained, either of the Insureds die by suicide, while sane or insane, Our liability with respect to the increase in the Face Amount will be limited to the additional premium paid which increased the Face Amount.

INCONTESTABILITY
With regard to the life of each Insured, we cannot contest this policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue.

Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

SEPARATE ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our general account only to the extent that those assets exceed the liabilities of that Separate Account arising under the variable life insurance contracts supported by that Separate Account. The assets of a Fund will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the state where this policy is issued for delivery.

REPORTS TO THE OWNER
We will send You a report at least once each Policy Year showing:

(a)  the current Account Value, Cash Value and Face Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
(c)  the amount of any Indebtedness;
(d)  notifications required by the provisions of this policy; and
(e) any other information required by the Insurance Department of the state where this policy was delivered.

We will send you any shareholder reports of the Funds and any other notices, reports or documents required by law.


                            OWNERSHIP AND BENEFICIARY

CHANGE OF OWNER OR BENEFICIARY
The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us In Writing while the Last Surviving Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Last Surviving Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT
You may assign this policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

VOTING RIGHTS
The Company shall notify the Owner of any Fund shareholders meeting at which the shares held for the Owner's Account may be voted and shall also send proxy materials and a form of instruction by means of which the Owner can instruct the Company with respect to the voting of the shares held for the Owner's Account. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from Owners. The Company will vote the Fund shares held by it in accordance with the instructions received from the Owners having the right to give voting instructions. If an Owner desires to attend any meeting which shares held for the Owner's benefit may be voted, the owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Owner's Account.

In the event that the Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Account.

SUBSTITUTION
The Company reserves the right to substitute the shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission.

OWNER'S RIGHTS
While the Last Surviving Insured is alive and no Beneficiary is irrevocably named, You may:

(a) exercise all the rights and options that this policy provides or that We permit;
(b)  assign this policy; and
(c)  agree with Us to any change to this policy.

NO NAMED BENEFICIARY
If no named Beneficiary survives the Last Surviving Insured, then, unless this policy provides otherwise:

(a)  You will be the Beneficiary; or
(b)  if You are the Insured, Your estate will be the Beneficiary.

                                 EXCHANGE OPTION

If this policy is in effect, You may exchange it any time during the 24 months following its Date of Issue for a permanent life insurance contract offered by Us on the life of the Insureds without evidence of insurability.

The new policy will be issued by Us:

1. with an amount at risk which equals or is less than the amount at risk in effect on the Exchange Date;
2.   with premiums based on the same risk classification as this policy.

This exchange is subject to adjustments in payments and Account Values to reflect variances, if any, in the payments and Account Values under this policy and the new policy.


                            INCOME SETTLEMENT OPTIONS

GENERAL
The Cash Surrender Value or the Death Proceeds may be paid in a lump sum or may be applied to one of the following payment options. The minimum amount that may be placed under a payment option is $5,000, unless We consent to a lesser amount. Under Options 2, 3 and 4, no surrender or partial withdrawals are permitted after payments commence. Full surrender or partial withdrawals may be made from Options 1 or 6, but they are subject to the surrender charge, if applicable. Only a full surrender is allowed from Option 5. A surrender from Option 5 will also be subject to the surrender charge, if applicable.

We will pay interest of at least 3 1/2% per year on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income Settlement Option is elected. At such time the proceeds are not subject to the investment experience of a Separate Account.

If any payee is a corporation, partnership, association, assignee, or fiduciary, and option may be chosen only with Our consent.

The following options are available:

OPTION 1:  INTEREST INCOME
This option offers payments of interest, at the rates We declare, on the amount applied under this option. The interest rate will never be less than 3 1/2% per year.

OPTION 2:  LIFE ANNUITY
A life annuity is an annuity payable during the lifetime of the payee and terminating with the last payment preceding the death of the payee. This option offers the largest payment amount of any of the life annuity options since there is no guarantee of a minimum number of payments nor a provision for a death benefit payable to a beneficiary.

It would be possible under this option for a payee to receive only one annuity payment if he died prior to the due date of the second annuity payment, two if he or she died before the date of the third annuity payment, etc.

OPTION 3:  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN
This annuity option is an annuity payable monthly during the lifetime of the payee with the provision that payments will be made for a minimum of 120, 180, or 240 months, as elected. If, at the death of the payee, payments have been made for less than the minimum elected number of months, then the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiaries designated unless other provisions have been made and approved by Us.

OPTION 4:  JOINT AND LAST SURVIVOR ANNUITY
An annuity payable monthly during the joint lifetime of the payee and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. Based on the options currently offered by Us, the payee may elect that the payment to the survivor be less than the payment made during the joint lifetime of the payee and a designated second person.

It would be possible under this option for a payee and designated second person to receive only one payment in the event of the common or simultaneous death of the parties prior to the due date for the second payment and so on.

OPTION 5:  PAYMENTS FOR A DESIGNATED PERIOD
An amount payable monthly for the number of years selected which may be from 5 to 30 years. Under this option, you may, at any time, request a full surrender and receive, within seven days, the Cash Surrender Value.

In the event of the payee's death prior to the end of the designated period, the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiary or beneficiaries designated unless other provisions have been made and approved by Us.

Option 5 is an option that does not involve life contingencies.

OPTION 6:  DEATH PROCEEDS REMAINING WITH THE COMPANY
Proceeds from the Death Benefit may be left with the Company. These proceeds will remain in the Sub-Accounts to which they were allocated at the time of death unless the beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time.

ALLOCATION OF ANNUITY
If an annuity option is effected, unless otherwise specified, the Cash Surrender Value or Death Proceeds held in the Sub-Accounts will be applied to provide a variable annuity based on the Pro Rata amount in the various Sub-Accounts.
Fixed annuity options are also available.

VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY
VARIABLE ANNUITY - A variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Accounts. After the first monthly payment for a variable annuity has been determined by using the appropriate Variable Payment Annuity Tables below, a number of Sub-Account Annuity Units is determined by dividing that first monthly payment by the appropriate Sub-Account Annuity Unit value on the effective date of the annuity payments. The Annuity Unit value for each Sub-Account will depend on the investment experience of the applicable Funds.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If the Owner elects that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit value. The Sub-Account Annuity Unit value will be determined no earlier than the fifth Valuation Day preceding the date the annuity payment is due.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. Fixed annuity payments are determined by multiplying the amount applied to the annuity by a rate to be determined by Us which is not less than the rate specified in the Fixed Payment Annuity Tables below. The annuity payment will remain level for the duration of the annuity.

DESCRIPTION OF TABLES
The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the options. Under Option 2 and 3, the amount of each payment will depend upon the age and sex of the payee at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The variable payment annuity tables for Options 2, 3 and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 5% per year. The table for Option 5 is based on an interest rate of 5% per year.

The fixed annuity payment tables for Options 2, 3 and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 3% per year. The table for Option 5 is based on an Interest rate of 3% per year.

                         VARIABLE PAYMENT ANNUITY TABLES
                         AMOUNT OF FIRST MONTHLY PAYMENT
               FOR EACH $1,000 APPLIED TO VARIABLE PAYMENT ANNUITIES

Second and subsequent annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to fixed dollar amount.


SINGLE LIFE ANNUITIES

                   MALE PAYEE                               FEMALE PAYEE
                   ----------                               ------------
           MONTHLY PAYMENTS GUARANTEED               MONTHLY PAYMENTS GUARANTEED
        ---------------------------------         --------------------------------
AGE      None      120      180      240           None      120      180     240
 35      $4.68    $4.67    $4.66    $4.64          $4.52    $4.52    $4.51   $4.50
 40       4.86     4.85     4.82     4.79           4.65     4.65     4.64    4.62
 45       5.10     5.07     5.03     4.97           4.83     4.82     4.80    4.77
 50       5.41     5.35     5.28     5.20           5.06     5.04     5.01    4.97
 51       5.48     5.41     5.34     5.24           5.12     5.09     5.06    5.01
 52       5.55     5.48     5.40     5.30           5.17     5.14     5.11    5.05
 53       5.63     5.55     5.46     5.35           5.23     5.20     5.16    5.10
 54       5.71     5.63     5.53     5.40           5.30     5.26     5.22    5.15
 55       5.80     5.70     5.60     5.45           5.37     5.33     5.28    5.20
 56       5.89     5.79     5.67     5.51           5.44     5.40     5.34    5.26
 57       5.99     5.88     5.74     5.57           5.52     5.47     5.40    5.31
 58       6.10     5.97     5.82     5.62           5.60     5.54     5.47    5.37
 59       6.21     6.07     5.90     5.68           5.69     5.62     5.54    5.43
 60       6.33     6.17     5.98     5.74           5.79     5.71     5.62    5.49
 61       6.46     6.28     6.07     5.80           5.89     5.80     5.70    5.55
 62       6.80     6.40     6.16     5.85           6.00     5.90     5.78    5.61
 63       6.75     6.52     6.25     5.91           6.11     6.00     5.86    5.67
 64       6.91     6.64     6.34     5.97           6.23     6.11     5.95    5.74
 65       7.09     6.78     6.43     6.02           6.37     6.22     6.04    5.80
 66       7.27     6.91     6.52     6.08           6.51     6.34     6.14    5.87
 67       7.47     7.06     6.62     6.12           6.66     6.47     6.24    5.93
 68       7.68     7.21     6.71     6.17           6.82     6.60     6.34    5.99
 69       7.91     7.36     6.81     6.22           7.00     6.74     6.44    6.05
 70       8.15     7.52     6.90     6.26           7.19     6.89     6.54    6.11
 75       9.65     8.35     7.30     6.41           8.41     7.74     7.06    6.34
 80      11.78     9.16     7.59     6.48          10.24     8.70     7.46    6.46
 85      14.73     9.80     7.74     6.51          13.00     9.55     7.69    6.50
 90      18.62    10.21     7.80     6.51          17.00    10.10     7.79    6.51

JOINT AND LAST SURVIVOR

AGE OF
 MALE                               AGE OF FEMALE PAYEE
PAYEE     35      40      45      50      55      60      65      70      75      80     85       90
-----
35      $4.38    $4.42   $4.47   $4.52   $4.56   $4.59   $4.62   $4.64  $4.65   $4.66   $4.67   $4.68
40       4.41     4.47    4.54    4.60    4.66    4.71    4.75    4.79   4.81    4.83    4.85    4.85
45       4.43     4.51    4.60    4.68    4.77    4.85    4.91    4.97   5.01    5.05    5.07    5.08
50       4.45     4.55    4.65    4.76    4.88    5.00    5.10    5.19   5.26    5.31    5.35    5.37
55       4.47     4.57    4.70    4.84    4.99    5.15    5.30    5.44   5.56    5.65    5.71    5.75
60       4.49     4.60    4.73    4.90    5.09    5.30    5.52    5.73   5.92    6.07    6.17    6.24
65       4.50     4.61    4.76    4.95    5.17    5.43    5.73    6.04   6.34    6.59    6.79    6.91
70       4.50     4.63    4.78    4.98    5.23    5.54    5.92    6.34   6.79    7.21    7.55    7.80
75       4.51     4.64    4.80    5.01    5.28    5.63    6.07    6.50   7.22    7.87    8.46    8.91
80       4.51     4.64    4.81    5.03    5.31    5.69    6.18    6.81   7.60    8.52    9.45   10.24
85       4.52     4.65    4.82    5.04    5.34    5.73    6.25    6.96   7.89    9.07   10.40   11.67
90       4.52     4.65    4.82    5.05    5.35    5.75    6.30    7.05   8.09    9.49   11.21   13.03

PAYMENT FOR A DESIGNATED PERIOD


 NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.      MONTHLY
 OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF       PAYMENT
YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS     AMOUNTS
 5        $18.74     10       $10.51      15      $7.82       20      $6.51       25      $5.76       30       $5.28
 6         15.99     11         9.77      16       7.49       21       6.33       26       5.65
 7         14.02     12         9.16      17       7.20       22       6.17       27       5.54
 8         12.56     13         8.64      18       6.94       23       6.02       28       5.45
 9         11.42     14         8.20      19       6.71       24       5.88       29       5.36

The monthly payment for any combination of ages not shown will be quoted upon request.

                          FIXED PAYMENT ANNUITY TABLES
                           AMOUNT OF MONTHLY PAYMENTS
                           FOR EACH $1,000 APPLIED TO
                             FIXED PAYMENT ANNUITIES

Payments are fixed and are guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                   MALE PAYEE                               FEMALE PAYEE
                   ----------                               ------------
           MONTHLY PAYMENTS GUARANTEED               MONTHLY PAYMENTS GUARANTEED
        --------------------------------          -------------------------------
         None      120      180      240           None      120      180     240
 35     $3.41     $3.40    $3.39    $3.38          $3.23    $3.23   $3.22    $3.22
 40      3.61      3.60     3.58     3.56           3.39     3.38    3.38     3.37
 45      3.87      3.85     3.82     3.77           3.59     3.58    3.57     3.55
 50      4.19      4.15     4.10     4.03           3.84     3.83    3.81     3.77
 51      4.27      4.22     4.17     4.08           3.90     3.89    3.85     3.82
 52      4.34      4.29     4.23     4.14           3.97     3.95    3.92     3.88
 53      4.43      4.37     4.30     4.20           4.03     4.01    3.95     3.93
 54      4.51      4.45     4.37     4.26           4.10     4.08    4.04     3.99
 55      4.60      4.54     4.45     4.32           4.18     4.15    4.11     4.04
 56      4.70      4.62     4.53     4.39           4.25     4.22    4.18     4.11
 57      4.80      4.72     4.61     4.45           4.34     4.30    4.25     4.17
 58      4.91      4.82     4.69     4.51           4.42     4.38    4.32     4.23
 59      5.03      4.92     4.78     4.56           4.52     4.47    4.43     4.30
 60      5.15      5.03     4.87     4.64           4.61     4.58    4.45     4.37
 61      5.28      5.14     4.96     4.71           4.72     4.66    4.57     4.44
 62      5.42      5.26     5.06     4.78           4.83     4.76    4.66     4.51
 63      5.57      5.39     5.16     4.84           4.95     4.86    4.75     4.58
 64      5.74      5.52     5.26     4.90           5.07     4.98    4.85     4.65
 65      5.91      5.66     5.36     4.96           5.21     5.10    4.95     4.72
 66      6.10      5.81     5.45     5.02           5.35     5.22    5.05     4.79
 67      6.29      5.96     5.56     5.08           5.51     5.36    5.16     4.86
 68      6.50      6.11     5.66     5.13           5.67     5.50    5.25     4.93
 69      6.73      6.28     5.76     5.18           5.85     5.65    5.37     5.00
 70      6.97      6.44     5.86     5.23           6.04     5.80    5.43     5.06
 75      8.45      7.32     6.31     5.40           7.26     6.69    6.04     5.32
 80     10.55      8.17     6.62     5.48           9.07     7.69    6.43     5.45

JOINT AND LAST SURVIVOR ANNUITY

AGE OF
 MALE                               AGE OF FEMALE PAYEE
PAYEE     35      40      45      50      55      60      65      70      75      80
-----
 35     $3.07    $3.14   $3.20   $3.25   $3.30   $3.33   $3.35   $3.37   $3.39   $3.40
 40      3.11     3.20    3.28    3.36    3.42    3.48    3.52    3.55    3.57    3.59
 45      3.15     3.25    3.36    3.46    3.56    3.64    3.71    3.76    3.80    3.83
 50      3.17     3.29    3.42    3.56    3.69    3.82    3.92    4.01    4.08    4.12
 55      3.19     3.32    3.47    3.64    3.81    3.99    4.16    4.29    4.40    4.48
 60      3.20     3.34    3.51    3.70    3.92    4.15    4.39    4.61    4.79    4.93
 65      3.21     3.36    3.54    3.75    4.00    4.29    4.61    4.94    5.24    5.48
 70      3.22     3.37    3.56    3.78    4.06    4.40    4.80    5.25    5.70    6.12
 75      3.22     3.38    3.57    3.81    4.11    4.48    4.95    5.51    6.15    6.80
 80      3.23     3.38    3.58    3.82    4.14    4.54    5.05    5.71    6.52    7.45

PAYMENTS FOR A DESIGNATED PERIOD

 NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.     MONTHLY     NO.      MONTHLY
 OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF      PAYMENT     OF       PAYMENT
YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS    AMOUNTS    YEARS     AMOUNTS
  5       $17.91      10      $9.61      15       $6.87      20       $5.51       25      $4.71       30       $4.18
  6        15.14      11       8.86      16        6.53      21        5.32       26       4.59
  7        13.16      12       8.24      17        6.23      22        5.15       27       4.47
  8        11.68      13       7.71      18        5.96      23        4.99       28       4.37
  9        10.53      14       7.26      19        5.73      24        4.84       29       4.27

The monthly payment for any combination of ages not shown will be quoted upon request.

                 ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                         HARTFORD, CONNECTICUT 06104-2999
                            (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA 55459


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
                         DEATH PROCEEDS PAYABLE AT DEATH
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.


                      LAST SURVIVOR MODIFIED SINGLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY

                      SECOND AMENDMENT OF RESTATED ARTICLES
                         ITT LIFE INSURANCE CORPORATION

Amendment of Restated Articles in duplicate are hereby executed by the undersigned, William E. Sweeney, President, and L. L. Kohlhof, Vice President and Secretary, of ITT Life Insurance Corporation, a Wisconsin corporation as follows:

     On March 15, 1993, the following amendment to the Restated Articles of Incorporation of ITT Life Insurance Corporation was duly adopted by the written consent of all the shareholders and the Company's Board of
     Directors:

          RESOLVED, that the First and Second Articles of the Company's Restated Articles of Incorporation be and are hereby amended and restated as follows. All other Articles of the Restated Articles of Incorporation are unchanged and continue in full force and effect.

               "FIRST: The name of the Corporation is ITT Hartford Life and Annuity Insurance Company."

               "SECOND: The name of the Registered Agent of the Corporation is CT Corporation Systems and the address of the Registered Office is 44 East Miffilin Street, Madison, Wisconsin 53703."

          FURTHER RESOLVED, that the directors and officers of the Company be and they are hereby authorized and directed to take whatever action may be required by law to give effect to this amendment of the Restated Articles of Incorporation.


Dated:  March 15, 1993                         /s/ William E. Sweeney
        ---------------------------    ----------------------------------------
                                             William E. Sweeney, President

            (SEAL)

                                                   /s/ L.L. Kohlhof
                                       ----------------------------------------
                                             L.L. Kohlhof, Vice President &
                                                       Secretary

STATE OF MINNESOTA)
                  ) SS
COUNTY OF HENNEPIN)

On this 15th day of March, 1993, before me appeared William E. Sweeney, to me personally known, who, being by me duly sworn, did say that he is the President of ITT Life Insurance Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of the corporation, and that the instrument was executed in behalf of the corporation by authority of its Board of Directors, and said William E. Sweeney acknowledged the instrument to be the free act and deed of the corporation.

[SEAL]                                            /s/ Tami L. Johnson
                                       ----------------------------------------
                                                      Notary Public

                                       My commission expires on 9/10/97


STATE OF MINNESOTA)
                  ) SS
COUNTY OF HENNEPIN)

On this 15th day of March, 1993, before me appeared L. L. Kohlhof, who acknowledged himself to be the Vice President and Secretary of ITT Life Insurance Corporation, and that he, as such Secretary by authority to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Secretary.

[SEAL]                                            /s/ Tami L. Johnson
                                       ----------------------------------------
                                                      Notary Public

                                       My commission expires on 9/10/97

                         AMENDMENT OF RESTATED ARTICLES
                         ITT LIFE INSURANCE CORPORATION



Amendment of Restated Articles in duplicate are hereby executed by the undersigned, Robert W. MacDonald, President, and L. L. Kohlhof, Vice President and Secretary, of ITT Life Insurance Corporation, a Wisconsin corporation, as follows:

    On July 27, 1984 the following amendment to the Restated Articles of Incorporation of ITT Life Insurance Corporation was duly adopted by the written consent of all the shareholders and the Company's Board of Directors:

        RESOLVED, That the Fourth Article of the corporation's Restated Articles of Incorporation be and it is hereby amended and restated as follows. All other Articles of the Restated Articles of incorporation are unchanged and to continue in full force and effect.

       "Fourth: The aggregate number of shares which the corporation shall have authority to issue is 3,000 shares consisting of one class only, designated as Common Shares, of the par value of $1,250 per share."

        FURTHER RESOLVED, That the directors and officers of the corporation be and they are hereby authorized and directed to take whatever action may be required by law to give effect to this amendment of the Restated Articles of Incorporation.



Dated:    August 6, 1984                       /s/   Robert W. MacDonald
      -----------------------          ----------------------------------------
                                             Robert W. MacDonald, President

      [SEAL]
                                                   /s/   L.L. Kohlhof
                                       ----------------------------------------
                                             L.L. Kohlhof, Vice President &
                                                        Secretary

STATE OF MINNESOTA )
                   ) ss
COUNTY OF HENNEPIN )

On this 6th day of August, 1984, before me appeared Robert W. MacDonald, to me personally known, who, being by me duly sworn, did say that he is the President of ITT Life Insurance Corporation, and that the seal affixed to the foregoing instrument is the corporate seal of the corporation, and that the instrument was executed in behalf of the corporation by authority of its Board of Directors, and said Robert W. MacDonald acknowledged the instrument to be the free act and deed of the corporation.



                                                   /s/   Steven Puck
                                       ----------------------------------------
                                                       Notary Public


                                       My commission expires on October 22, 1985
                                       (SEAL)


STATE OF MINNESOTA )
                   ) ss
COUNTY OF HENNEPIN )

On this 6th day of August, 1984, before me appeared L.L. Kohlhof, who acknowledged himself to be the Vice President and Secretary of ITT Life Insurance Corporation, and that he, as such Secretary by authority to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Secretary.



                                                   /s/   Steven Puck
                                       ----------------------------------------
                                                       Notary Public


                                       My commission expires on October 22, 1985
                                       (SEAL)